UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): July 2, 2013 (June 26, 2013)

EVERTEC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2013, EVERTEC, Inc. (the “Company”) entered into a Second Amendment to the Stockholder Agreement, dated as of April 17, 2012 and amended on March 27, 2013, among the Company, AP Carib Holdings, Ltd. (“Apollo”), Popular, Inc. (“Popular” and together with Apollo, the “Principal Stockholders”) and certain other of the Company’s stockholders party to the Stockholder Agreement to, among other things, allow the Board of Directors (the “Board”) of the Company to fill vacancies on the Board, provided that any person chosen to fill such vacancy shall be selected in accordance with the provisions of the Stockholder Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On June 26, 2013 and July 1, 2013, certain employees of the Company exercised options to acquire an aggregate of 2,873,571 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for tax-planning purposes. The options were issued under the Company’s 2010 Equity Incentive Plan at a weighted average strike price of approximately $2.28 per share. The exercise of the foregoing stock options was accomplished via a cashless exercise, whereby the option holders surrendered the right to receive an aggregate of 793,488 shares of Common Stock in order to cover the exercise price and the statutory tax liability associated with such exercise. The Company issued an aggregate of 2,080,083 shares of Common Stock as a result of the cashless exercise of the foregoing stock options. No shares were sold by the employees in connection with this transaction. The shares of Common Stock issued remain subject to lock-up agreements entered into by each employee in connection with the Company’s initial public offering.

The issuance of the Common Stock upon exercise of the options was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder, as a transaction by an issuer not involving a public offering. With respect to such option exercises, no general solicitation was made by the Company or any person acting on its behalf; the employees agreed that the securities would be held for investment and would be subject to other standard restrictions applicable to a private placement of securities under applicable state and federal securities laws; and appropriate legends were affixed to the stock certificates issued in connection with such option exercises.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, the Company issued a press release announcing that Teresita Loubriel Rosado had been appointed to the Board, effective as of June 30, 2013. Ms. Loubriel replaced Richard L. Carrión Rexach, who resigned as a member of the Board effective June 30, 2013. Ms. Loubriel will also serve as a member of the Company’s Audit Committee. The Board determined that Ms. Loubriel is independent within the rules and regulations of The New York Stock Exchange and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with her appointment, Ms. Loubriel entered into an indemnification agreement with the Company, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors. The Company’s standard form of director indemnification agreement was described in, and previously filed as Exhibit 10.62 to, the Company’s Registration Statement on Form S-1 (File No. 333-186487), as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release issued by EVERTEC, Inc. dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: July 2, 2013	By:	/s/ Peter Harrington
	Name:	Peter Harrington
	Title:	President & CEO

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release issued by EVERTEC, Inc. dated July 1, 2013.